SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

           FILED BY THE  REGISTRANT
           FILED BY A PARTY OTHER THAN THE REGISTRANT [x]
           CHECK THE APPROPRIATE BOX:
           PRELIMINARY PROXY STATEMENT {x}
            CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY {AS PERMITTED BY RULE 14A-6(E)(2)}
           DEFINITIVE  PROXY  STATEMENT [ ]
           DEFINITIVE  ADDITIONAL  MATERIALS
           SOLICITING  MATERIAL  PURSUANT TO RULE  14A-11(C) OR RULE 14A-12

                    ENEX OIL & GAS INCOME PROGRAM II-4, L.P.
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ENEX RESOURCES CORPORATION
--------------------------------------------------------------------------------

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
           O $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).
           O $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14A-6(I)(3).
           O      FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)
                     (4) AND 0-11.

           (1)       TITLE OF  EACH  CLASS OF  SECURITIES TO  WHICH  TRANSACTION
                     APPLIES: $500 "UNITS" OF LIMITED PARTNERSHIP INTERESTS
--------------------------------------------------------------------------------

           (2)       AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION
                     APPLIES: 11,697
--------------------------------------------------------------------------------

           (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:.{SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.}:
                     $259,856 {PARTNERSHIP INDEBTEDNESS EXCEEDS ESTIMATED FAIR MARKET VALUE OF PARTNERSHIP ASETS TO BE SOLD IN LIQUIDATION PURSUANT TO PLAN OF DISSOLUTION.}
--------------------------------------------------------------------------------

           (4)       PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                     $259.856
--------------------------------------------------------------------------------

           (5)       TOTAL FEE PAID:
                     $52.00
--------------------------------------------------------------------------------


           [x]       FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS

           O CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

           (1)       AMOUNT PREVIOUSLY PAID:

--------------------------------------------------------------------------------

           (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.

--------------------------------------------------------------------------------

           (3)       FILING PARTY:

--------------------------------------------------------------------------------

           (4)       DATE FILED:

--------------------------------------------------------------------------------

---------------------------
---------------------------

ENEX
---------------------------



                    ENEX OIL & GAS INCOME PROGRAM II-1, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-2, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-3, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-4, L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339

                           NOTICE OF SPECIAL MEETINGS
                         To Be Held On December 30, 1995

To Our Limited Partners:

         Special Meetings of the limited partners (the "Limited Partners") of Enex Oil & Gas Income Program II-1, L.P., Enex Oil & Gas Income Program II-2, L.P., Enex Oil & Gas Income Program II-3, L.P., and Enex Oil & Gas Income Program II-4, L.P., all Texas limited partnerships (the "Partnerships" or individually a "Partnership"), have been called for Saturday, December 30, 1995 at the offices of Enex Resources Corporation (the "General Partner") at Three Kingwood Place, 800 Rockmead Drive, Kingwood, Texas 77339. Only Limited Partners of record of one or more of the Partnerships at the close of business on November 24, 1995 are entitled to notice of and to vote at the Meetings or any adjournments thereof. The Limited Partners of each Partnership will be asked to vote on a proposal to dissolve and liquidate their Partnership in accordance with the applicable provisions of their Partnership Agreement.

         You will find a detailed explanation of the proposal, including its purpose, anticipated benefits and conditions in the Proxy Statement to follow under separate cover. Please read it carefully. We think you will conclude that the proposal to dissolve and liquidate the Partnerships is in the best interests of the Limited Partners of each Partnership. After considering each Partnership's financial condition and prospects, the Board of Directors of the General Partner has unanimously approved the proposed transactions as being in the best interests of the Limited Partners. The affirmative vote of a majority-in-interest of the Limited Partners is required to approve the proposal for each Partnership. The General Partner will vote all of the limited partnership interests it owns (in excess of 44 percent in each Partnership) in favor of the proposal.

         It is very important that you cast your votes on this matter promptly, regardless of the size of your holdings. Hence, even if you plan to attend the Special Meetings in person, we urge you to complete, sign and return the proxy (or proxies) that will accompany the Proxy Statement in order to assure the presence of a quorum at each of the meetings. Any proxy may be revoked at any time before it is exercised by following the instructions set forth in the Proxy Statement.

                                           BY ORDER OF THE GENERAL PARTNER,
                                           ENEX RESOURCES CORPORATION



                                           GERALD B. ECKLEY
                                           President,
                                           General Partner

November 30, 1995

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
---------------------------
---------------------------

ENEX
---------------------------


                    ENEX OIL & GAS INCOME PROGRAM II-1, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-2, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-3, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-4, L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339

                                 PROXY STATEMENT

Solicitation and Voting of Proxies

         This Proxy Statement is furnished in connection with the solicitation on behalf of Enex Resources Corporation ("Enex" or the "General Partner") of proxies to be voted at special meetings (each a "Special Meeting") of the limited partners (the "Limited Partners") of Enex Oil & Gas Income Program II-1, L.P., Enex Oil & Gas Income Program II-2, L.P., Enex Oil & Gas Income Program II-3, L.P., and Enex Oil & Gas Income Program II-4, L.P., all Texas limited partnerships (the "Partnerships" or, individually, a "Partnership"), to be held on December 30, 1995.

         The Board of Directors of the General Partner has fixed the close of business on November 24, 1995 as the record date for the determination of Limited Partners of record entitled to notice of and to vote at the Special Meetings. The Limited Partners of each Partnership will be asked to vote on a proposal to dissolve the Partnership and liquidate it in accordance with the applicable provisions of its Amended Certificate and Agreement of Limited Partnership ("Partnership Agreement"). Due to the substantial amount of debt owed the General Partner by each Partnership, it is unlikely that the Limited Partners will receive cash or other tangible consideration from these transactions.

         The presence, in person or by proxy, of the holders of a majority-in-interest of the issued and outstanding limited partnership interests ("Interests") of a Partnership entitled to vote will constitute a quorum for the transaction of business by that Partnership. A proxy in the accompanying form which is properly signed, dated and returned to the General Partner and not revoked will be voted in accordance with instructions contained therein. If Interests are held in joint name, a proxy signed by one of the joint owners or by a majority of the joint owners will be voted in accordance with the instructions contained therein. If no instructions are indicated, proxies will be voted for the proposal recommended by the Board of Directors of the General Partner. Proxies will be received and tabulated by the General Partner for each Partnership. Votes cast in person will be tabulated by an election inspector appointed by the General Partner.

         Limited Partners who execute proxies may revoke them at any time prior to their being exercised by delivering written notice to the Secretary of the General Partner at the above address or by subsequently executing and delivering another proxy at any time prior to the voting. Mere attendance at a Special Meeting will not revoke the proxy, but a Limited Partner present at a Special Meeting may revoke his proxy and vote in person.

         The approximate date on which this Proxy Statement and the accompanying proxy or proxies will first be mailed to Limited Partners is December 8, 1995.

                          The date of this Proxy Statement is December 7, 1995

Expenses of Solicitation

         The cost of soliciting proxies, which will primarily include expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it, will be borne by the Partnerships pro rata in accordance with the estimated fair market value of their respective assets (see Table 1 below). This basis for allocation was chosen over others (such as the number of Unitholders of each Partnership or the amount of each Partnership's original capital or allocating one-fourth of the costs to each Partnership) because the largest share of the costs of this solicitation consist of the fees incurred to obtain an independent valuation of the Partnerships' properties and counsel fees in connection with the preparation of this Proxy Statement. In the General Partner's opinion, these costs are most equitably allocated in accordance with the value of the Partnerships' assets.

         The solicitation will be made by mail. The General Partner will supply brokers or persons holding Interests of record in their names or in the names of their nominees for other persons, as beneficial owners, with such additional copies of proxies, and proxy materials as may reasonably be requested in order for such record holder to send one copy to each beneficial owner, and will, upon request of such record holders, reimburse them for their reasonable expenses in mailing such material.

         Certain directors, officers and employees of the General Partner, not especially employed for this purpose, may solicit Proxies, without additional remuneration therefor, by mail, telephone, telegraph or personal interview.

                                                   TABLE OF CONTENTS

Solicitation and Voting of Proxies........................................   1

Expenses of Solicitation..................................................   2

Summary                    ...............................................   3

Special Factors...........................................................   4

The Proposal To Dissolve and Liquidate....................................   8

Fairness of the Proposed Transactions....................................   11

Partnership Operations and Financial Conditions...........................  13

Reasons for Proposed Transaction.........................................   13

Potential Benefits to the         Partners................................  14

Record Date, Voting and Security Ownership of Certain Beneficial
 Owners and Management...................................................   15

Certain Transactions......................................................  17

Dissenters' Rights........................................................  18

Federal Income Tax Consequences............................................ 18

Description of Business...................................................  19

Description of Property and Oil and Gas Reserves..........................  19

Valuation of Oil and Gas Reserves.......................................... 19

Principal Executive Offices and Telephone Number........................... 21

Information Concerning the General Partner................................. 21

Other Matters.............................................................. 22

Documents Incorporated By Reference.......................................  22

         The following discussion is intended to highlight certain information contained elsewhere herein and, accordingly, should be read in conjunction with such information. It is not a complete statement of all material features of the matters being submitted to Limited Partners for their approval and is qualified in its entirety by this Proxy Statement and each Partnership's Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB which accompany this Proxy Statement. LIMITED PARTNERS ARE URGED TO READ THE PROXY STATEMENT AND THE ANNUAL AND QUARTERLY REPORTS IN THEIR ENTIRETY.

                                                        SUMMARY

Person Soliciting Proxies.........................        Enex Resources Corporation (the "General
                                                          Partner")

Date of Special Meetings..........................        December 30, 1995

Time and Place....................................        2:00 P.M. local time, at the General
                                                          Partner's principal executive offices
                                                          located at Three Kingwood Place, Suite
                                                          200, 800 Rockmead Drive, Kingwood,
                                                          Texas  77339

Record Date.......................................        November 24, 1995

Class of Securities Entitled
  to Vote..........................................       Limited Partnership Interests in each
                                                          Partnership

                                                                 Enex Oil & Gas Income Program
Units of Limited Partnership Interest                 II-1, L.P.    II-2, L.P.    II-3, L.P.    II-4, L.P.
                                                      ----------    ----------    ----------    ----------
  Outstanding on the Record Date and Entitled to Vote*  20,796        19,914        13,094        11,580

Number of Limited Partners ........                        669         1,153         1,254           409

                                       3


Units of Limited Partnership Interest Beneficially
  Owned by the General Partner ....                      9,291         9,367         6,212         5,252

Percentage Interest Beneficially Owned by the
  General Partner .................                    44.6765%      47.0504%      47.4442%      45.3574%

Percentage of Remaining Limited Partnership Interests
  Needed to Approve the Proposal ..                     5.3236%       2.9497%       2.5559%       4.6427%

Fair Market Value of Assets** .....                   $271,068      $236,207      $220,611      $194,058


------------------


* The aggregate amount of the Limited Partners' initial subscriptions divided by $500.

** The fair market value of each Partnership was determined by H.J. Gruy and Associates, Inc. as of June 30, 1995, as described below in "Description of Property and Oil and Gas Reserves".

Additionally, Gerald B. Eckley, President of the General Partner owns 30 units or a 0.2565% Interest in Enex Oil and Gas Income Program II-4, L.P., which he will vote in favor of the proposal. No other executive officer or director of the General Partner owns an interest in any of the Partnerships. The General Partner knows of no other person who has beneficial ownership of more than 5% of the Interests in any of the Partnerships.

                                 SPECIAL FACTORS

Proposal to Dissolve and Liquidate the Partnerships:

         Due to the failure of oil and gas prices to return to their levels of the early 1980s, the depletion of each Partnership's oil and gas reserves (see "Oil and Gas Reserves" attached as Tables B and B-1), the magnitude of the amounts owed by each Partnership to the General Partner (see Table 1 below and "Selected Financial Data" attached as Table A), the Partnerships' inability to distribute cash to their Limited Partners for more than five years, and the ongoing costs of operating each Partnership (see "Partnership Operations and Financial Conditions" below and "General and Administrative Costs" attached as Table E), the General Partner has determined that Partnership operations are unlikely to be profitable for the foreseeable future.

         In light of the above-described circumstances, Limited Partners of each Partnership will be asked to consider and vote upon the proposal to dissolve and liquidate each Partnership in accordance with the provisions of its Partnership Agreement. Adoption of the proposal to dissolve and liquidate each Partnership requires the affirmative vote of a majority in interest of the Limited Partners of each such Partnership. Because of the amount of Limited Partner interests of each Partnership held by the General Partner, the proposals to dissolve and liquidate each Partnership could be approved without the affirmative vote of a majority of the interests held by all other Limited Partners of such Partnership. If the proposals are adopted, the assets will be sold and the proceeds of sale allocated to the Partners' capital accounts. In connection with the proposed liquidations, the General Partner will act as a "buyer of last resort" for the Partnership properties; i.e., if no third-party bid is received at or above the fair market value of a property (as determined by H. J. Gruy and Associates, Inc. ("Gruy"), an independent petroleum consulting firm retained by the Partnerships to appraise the Partnerships' properties), the General Partner will purchase such property at such fair market value. Except in such cases, the General Partner will not purchase any Partnership properties.

         Due to the substantial amount of debt owed the General Partner by each Partnership, it is likely that the consideration paid by the General Partner for any Partnership properties so purchased by the General Partner will be in the form of the partial discharge of this debt and that all the funds raised in the liquidation will be used to satisfy this debt. Therefore, it is unlikely that the Limited Partners will receive cash or other tangible consideration from these transactions.

         If the Partnerships are not liquidated and dissolved pursuant to the proposed plans of dissolution and liquidation described herein, the General Partner will likely withdraw as general partner of the Partnerships. If the General Partner does withdraw, the Partnership Agreement of each Partnership permits the Limited Partners of each Partnership to reconstitute and continue the business of such Partnership, but this right requires the consent of a majority of the outstanding Units within ninety (90) days after the notice of withdrawal. In light of the poor financial condition and prospects of each Partnership, the General Partner believes that it would be highly unlikely that a substitute general partner could be found who would be willing to fund the ongoing administrative and operating expenses of the Partnerships. If the Partnerships are not reconstituted, they will dissolve effective on the ninetieth day after the notice of withdrawal has been sent, but the Partnerships will not be terminated until the assets of the Partnerships have been disposed of.

         The  primary   benefits  to  the  Limited   Partners  of  the  proposed
dissolutions are the potential to realize favorable tax consequences (see "Federal Income Tax Consequences" below), and the General Partner's willingness to act as "buyer of last resort" which ensures a "floor" or minimum consideration for Partnership properties and thereby ensures an equivalent "ceiling" or maximum amount of forgiveness of indebtedness income each Limited Partner will realize from the proposed transactions, upon which it will be subject to federal income tax (see "Federal Income Tax Consequences" below). The General Partner believes there are no detriments of the transactions to the Limited Partners. The primary benefits to the General Partner would be the satisfaction, in whole or in part, of the Partnerships' indebtedness to the General Partner and relief from the ongoing administrative and operating expenses incurred by the General Partner on behalf of the Partnerships, which the Partnerships have no ability to repay.

         The General Partner considered, as alternatives to liquidation, consolidating the Partnerships with other partnerships managed by the General Partner and continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed dissolutions and liquidations as being fair and in the best interests of the Limited Partners based on the following factors, in order of their significance: (i) each Partnership's poor financial condition and prospects, (ii) the potential of the Limited Partners to realize favorable tax consequences, and (iii) the General Partner's willingness to act as a "buyer of last resort" at the estimated fair market values of the Partnerships' properties as estimated by Gruy (even if all of a Partnership's indebtedness to the General Partner has been satisfied out of proceeds of earlier property sales) . These factors are discussed in detail under the captions "Partnership Operations and Financial Conditions," "Federal Income Tax Consequences," "The Proposal to Dissolve and Liquidate," "Fairness of the Proposed Transactions," "Reasons for the Proposed Transactions" and "Valuation of Oil and Gas Reserves" below. No director or group of directors has retained an unaffiliated representative to act solely on behalf of the Limited Partners for the purposes of negotiating the terms of the proposed plan to dissolve and liquidate the Partnerships or to prepare a report concerning the fairness of such proposals. No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the Partnerships, the sale or transfer of all or any substantial part of the assets of any Partnership or securities of any Partnership which would enable the holder thereof to exercise control of such Partnership.

Federal Income Tax Consequences:

         In general, the General Partner believes that, with respect to individuals who are citizens or residents of the United States, for federal income tax purposes the proposed liquidation of each Partnership's assets will result in a capital loss to the Unitholders of each Partnership. In addition to the capital loss, each Partnership will have a net operating loss from the Partnership's current year of operation which will be deductible by the Unitholders.

         If the consideration received in liquidation is equal to the estimated fair market value of the assets of a Partnership, the General Partner believes the Unitholders will have a 1995 tax loss per $500 Unit of limited partnership interest outstanding approximately equal to the amounts shown below:


                                                        1995 Loss
                                                       Per $500 Unit
                                                       -------------
          Enex Oil & Gas Income Program II-1, L.P.       $ 153.02
          Enex Oil & Gas Income Program II-2, L.P.       $ 159.94
          Enex Oil & Gas Income Program II-3, L.P.       $ 158.42
          Enex Oil & Gas Income Program II-4, L.P.       $ 149.83

         Unitholders may also have suspended passive losses from prior years which may be utilized in the current year to offset income from other sources.

         The following amounts per $500 Unit of limited partnership interest outstanding indicate the passive loss generated prior to 1995 which a Unitholder has available for use in the current year if he or she is an original investor and has never utilized any of the Partnership's passive losses in prior years.


                                                     Passive Loss
                                                    Per $500 Unit
                                                    -------------
         Enex Oil & Gas Income Program II-1, L.P.      $ 105.43
         Enex Oil & Gas Income Program II-2, L.P.      $  91.74
         Enex Oil & Gas Income Program II-3, L.P.      $  79.50
         Enex Oil & Gas Income Program II-4, L.P.      $  84.16

Appraisal Report:

         Quantitative information regarding each Partnership's oil and gas reserves is included in Item 2 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement and in Tables B, B-1, C and D attached hereto. Included in this information are fair market valuations of the properties of each Partnership prepared by Gruy. Gruy has been preparing reserve estimates for each of the Partnership's oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area. In 1995 and 1994, Enex Oil & Gas Income Program II-1, L.P., II-2, L.P., II-3, L.P., and II-4, L.P. paid Gruy a total of $2,500 and $2,967, respectively, in fees for annual reserve report valuations. In 1995, these Partnerships paid Gruy a total of $1,989 for the fair market valuations described in this Proxy Statement. In addition, Gruy has received compensation from the General Partner and other limited partnerships of which Enex is the general partner during the past two years in the aggregate amount of $123,398.

         Gruy has estimated for each oil and gas property in which the Partnerships own interests, as of June 30, 1995, the recoverable units of oil and gas and the undiscounted and discounted future net cash flows by year commencing July 1, 1995 and continuing through the estimated productive lives of the properties. The Limited Partners should be aware Gruy's reserve estimates are estimates only and should not be construed as being exact amounts. Gruy estimated each property's oil and gas reserves, applied certain assumptions regarding price and cost escalations, applied a 10% discount factor for time and the following discount factors for risk, location, type of ownership interest, operational characteristics and other factors: for proved developed producing reserves, 25% to 33 1/2%; for proved developed nonproducing reserves, 42% to 47%. See "Valuation of Oil and Gas Reserves" and Table B-1 below. Gruy allocated the estimates among the Partnerships on a pro-rata basis in accordance with their respective ownership interest in each of the properties evaluated. See Tables C and D. The resulting value for each Partnership is included in Table 1 and in Table B and is labelled Fair Market Value of Oil and Gas Reserves. Gruy estimated the fair market value of the oil and gas properties of each of Enex Oil & Gas Income Program II-1, L.P., Enex Oil & Gas Income Program II-2, L.P., Enex Oil & Gas Income Program II-3, L.P., and Enex Oil & Gas Income Program II-4, L.P., as $271,068, $236,207, $220,611 and $194,058, respectively.

         No instructions were given and no limitations were imposed by the General Partner on the scope of or methodology to be used in preparing the fair market valuations by Gruy. All information provided by Enex and used by Gruy in preparing such valuations were verified and corroborated through sources unaffiliated with Enex. The fair market valuation report prepared by Gruy is available for inspection and copying at the office of the General Partner during regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of such report will be mailed to any interested Limited Partner or his representative upon written request.

The Proposal To Dissolve and Liquidate

         At the Special Meetings, the Limited Partners of each Partnership will be asked to consider and vote upon a proposal to dissolve and liquidate each Partnership in accordance with the provisions of its Partnership Agreement, as described herein. Upon the winding up and termination of the business and affairs of the Partnership, (i) its assets shall, to the extent practicable, be sold, the proceeds allocated to the Partners in accordance with provisions of the Partnership Agreement and the Partners' capital accounts adjusted accordingly and (ii) the value of the remaining non-cash assets of the Partnership shall be determined (as provided below) and the Partners' capital accounts adjusted as if such remaining assets had been sold at a price equal to such value and the applicable allocations had been made. The expenses related to dissolving and liquidating each Partnership will be deducted from the proceeds of the sale of Partnership oil and gas properties. These costs are estimated to be approximately $6,216, $6,776, $6,742, and $4,290, for Enex Oil & Gas Income Program II-1, L.P., Enex Oil & Gas Income Program II-2, L.P., Enex Oil & Gas Income Program II-3, L.P., and Enex Oil & Gas Income Program II-4, L.P., respectively, with the principal expenses being legal fees incurred in connection with the preparation of the Proxy Statement and related materials, solicitation expenses, printing costs and Gruy's appraisal fees. If it becomes necessary to engage the services of a broker or other agent to facilitate the sale of the Partnerships' properties, customary commissions and selling fees will have to be incurred, however. According to the Partnership Agreements, such proceeds of all sales and remaining assets are to be distributed as follows:

         (i) all of the Partnership's debts and liabilities to persons other than the General Partner and the Limited Partners (collectively, the "Partners"), which are immaterial in amount, shall be paid and discharged in their order of priority, as provided by law;

         (ii) all of the Partnership's debts and liabilities to the Partners shall be paid and discharged (currently each of the Partnerships owes the General Partner an amount in excess of the estimated fair market value of its assets); and

         (iii) any remaining cash and other assets of the Partnership shall be distributed to the Partners in proportion to and in payment of the positive balances in their respective capital accounts, with the effect of bringing such capital accounts to zero. However, each Limited Partner's capital account has a negative balance equal to the number of Units owned multiplied by the following amounts:

                                                            Negative Capital
                                                             Account Balance
                                                              Per $500 Unit
                                                              -------------
         Enex Oil & Gas Income Program II-1, L.P.               $1.76
         Enex Oil & Gas Income Program II-2, L.P.               $3.71
         Enex Oil & Gas Income Program II-3, L.P.               $2.28
         Enex Oil & Gas Income Program II-4, L.P.               $2.18

         The amount of the potential proceeds from the sale of each Partnership's oil and gas properties and other assets cannot be readily estimated. However, see Tables B, B-1 and C for quantitative information regarding proved oil and gas reserves, estimated future net cash flows, and discounted future net cash flows of each Partnership's oil and gas reserves as of June 30, 1995 prepared by H.J. Gruy and Associates, Inc. ("Gruy"), an independent petroleum consulting firm. Similar quantitative and cash flow information is shown for each Partnership as of December 31, 1994, 1993 and 1992.

         Gruy has also prepared a fair market valuation as of June 30, 1995 for every oil and gas property owned by each Partnership (see Table 1 below and Table B-1). Because of the difficulty of estimating oil and gas reserves, the proceeds of a sale may not reflect the full value of the properties to which they relate. Such estimates are merely appraisals of value and may not correspond to realized value. Every reasonable effort will be made by the General Partner to sell the Partnerships' properties for the highest possible price. Qualified potential buyers will be sought out, informed of the availability of the properties for purchase, and distributed a sales brochure. These qualified potential buyers will include, but not be limited to, operators of the properties, other non-operating owners of the properties, and companies and/or persons known to own or be interested in owning the types of properties available.

         The General Partner will not bid on any Partnership properties but will prepare a bid package to be furnished to potential purchasers. The bid packages will include sufficient information for prospective bidders to reasonably determine values for the properties. A copy of the bid package will be mailed to any Unitholder who notifies the General Partner that he or she is interested in bidding on any Partnership properties. Additional data will be available in the data room set up at the General Partner's office whereby potential bidders will be able to review in detail the General Partner's records and files pertaining to the properties. In addition, pursuant to the provisions of the Texas Revised Uniform Limited Partnership Act (the "Texas Act"), each Partnership is required to make available certain information to Limited Partners at such Partnership's principal office, including such information regarding the business, affairs and financial condition of such Partnership as is just and reasonable for the Limited Partners to examine and copy. Sale at public auction will also be considered, especially in the case of smaller working and royalty interests and/or lower valued properties. At all times, and in particular in effectuating the proposed plans of liquidation if approved, the General Partner has acted and will continue to act in accordance with its fiduciary duties as a general partner of a limited partnership governed by the Texas Act and applicable common law principles.

         In all cases, each Partnership property will be sold for the highest possible price. In cases where the highest third party bid for a property is less than its fair market value as determined by Gruy, the General Partner will purchase the property at such fair market value. Thus, the General Partner will act as a "buyer of last resort". Accordingly, as shown in Table 1 below, the minimum amount to be received by each Partnership for its oil and gas properties is $259,689 for Partnership II-1, L.P.; $226,260 for Partnership II- 2, L.P.; $207,390 for Partnership II-3, L.P.; and $181,104 for Partnership II-4, L.P. Until such time as a Partnership's total indebtedness has been discharged in full, the consideration paid by the General Partner for any properties of such Partnership purchased by the General Partner shall be in the form of satisfaction of such indebtedness. At such time as a Partnership's indebtedness has been discharged in full, the General Partner's purchase of such properties from such Partnership as buyer of last resort will be for cash. In addition, all cash proceeds of the proposed liquidations up to the amount of the indebtedness of each Partnership will be distributed in accordance with the liquidation provisions of the Partnership Agreements described above (i.e., used to retire such indebtedness).

         The Partnership Agreements permit the General Partner to purchase Partnership properties following dissolution by matching the highest bona-fide third-party offer received. In order to avoid the appearance of potential conflicts of interest, however, the General Partner has elected to forego this right in connection with the proposed dissolutions to be voted upon at the Special Meetings.

         For additional information concerning the Partnerships' properties , see "Description of Property and Oil and Gas Reserves" below.


                                     Table 1

                                                       Enex Oil & Gas Income Program
                                                       -----------------------------

                                       II-1, L.P.       II-2, L.P.      II-3, L.P.      II-4, L.P.
                                       ----------       ----------      ----------      ----------
Fair Market Value of
Oil and Gas Reserves (1)
  Property Name:
     East Seven Sisters ...........      $ 203,825       $ 212,350       $ 133,610       $ 110,360
     Comite A .....................         53,500          13,910          12,840           9,630
     NW Esperance Pt. B&C .........          2,364            --              --              --
     Newport ......................           --              --            24,600          24,600
     Blair ........................           --              --             8,200          10,250
     Hanson .......................           --              --            28,140          26,264
                                         ---------       ---------       ---------       ---------
  Total ...........................        259,689         226,260         207,390         181,104
Cash on hand (2) ..................            356           1,105             351             984
Accounts Receivable (2) ...........         10,322           8,842          12,545          11,645
Other Assets (2) ..................            701            --               325             325
                                         ---------       ---------       ---------       ---------
Fair Market Value of Assets .......        271,068         236,207         220,611         194,058
Less:
       Liability to General Partner        330,512         270,916         231,507         256,707
       Liability to others (2) ....            966           2,066           2,104           2,268
                                         ---------       ---------       ---------       ---------
Partnership Net (Deficit) .........      ($ 60,410)      ($ 36,775)      ($ 13,000)      ($ 64,917)
                                         =========       =========       =========       =========


(1)       The fair market value of each Partnership was determined by H.J. Gruy and Associates, Inc. as of
          June 30, 1995, as described below in "Description of Property and Oil and Gas Reserves" and
          "Valuation of Oil and Gas Reserves".
 (2)      Assets and liabilities per each Partnership's respective Form 10-QSB as of June 30, 1995.

         As shown above, the estimated fair market value of each Partnership's oil and gas reserves and other assets is less than the outstanding debt owed by each Partnership to the General Partner. This may result in the General Partner acquiring all of the assets of each Partnership without the payment of consideration other than the discharge of its indebtedness to the General Partner. If no bids for Partnership properties at or above their estimated fair market value are received, the General Partner will purchase such properties from each Partnership at such values in consideration for the discharge of Partnership indebtedness to the General Partner. The indebtedness to the General Partner that will remain following such purchases will be as follows:

                                 Enex Oil & Gas Income Program
                                -----------------------------
                        II-1, L.P.     II-2, L.P.       II-3, L.P.    II-4, L.P.
                       ---------       ----------       ----------    ----------
  Indebtedness         $60,410          $36,775          $13,000      $64,917

In any event, if the amount owed the General Partner by each Partnership is not fully satisfied from proceeds received from property sales to third parties and/or to the General Partner, such indebtedness of each Partnership will be forgiven by the General Partner. See "Federal Income Tax Consequences" below for a description of the tax consequences related to the forgiveness of this debt.

        Although permitted to do so by the Partnership Agreements, the General Partner will not distribute any Partnership assets in kind. As described above, however, the General Partner may purchase Partnership properties pursuant to the proposed Partnership liquidations in exchange solely for the discharge of Partnership indebtedness to the General Partner when acting as "buyer of last resort".

        To the General Partner's knowledge, consummation of the proposal is not subject to compliance with any federal or state regulatory requirements other than those applicable to the solicitation of proxies pursuant to this Proxy Statement. Following approval of the proposed dissolution and liquidation of the Partnerships, the registration of the Limited Partnership Interests of the Partnerships under Section 12(g) of the Exchange Act and the Partnerships' obligations to file reports pursuant to Section 15(d) of the Exchange Act will terminate.

Fairness of the Proposed Transactions:

        The General Partner considered, as alternatives to liquidation, consolidating the Partnerships with other partnerships managed by the General Partner and continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed dissolutions and liquidations as being fair and in the best interests of the Limited Partners based on the following factors, in order of their significance: (i) each Partnership's poor financial condition and prospects, (ii) the potential of the Limited Partners to realize favorable tax consequences, and (iii) the General Partner's willingness to act as a "buyer of last resort" at the estimated fair market values of the Partnerships' properties as estimated by Gruy (even if all of a Partnership's indebtedness to the General Partner has been satisfied out of proceeds of earlier property sales) which ensures a "floor" or minimum consideration for Partnership properties and thereby ensures an equivalent "ceiling" or maximum amount of forgiveness of indebtedness income each Limited Partner will realize from the proposed transactions, upon which it will be subject to federal income tax (see "Federal Income Tax Consequences" below).

        As previously discussed, Limited Partners will not be receiving cash or any other tangible consideration in connection with the proposed dissolutions and liquidations of the Partnerships, because each Partnership's indebtedness to the General Partner significantly exceeds the estimated fair market value of such Partnership's assets. The primary benefit of the proposed transactions to the Limited Partners is, in fact, the federal income tax consequences of the proposed transactions. The General Partner did consider whether the consideration or benefit to the Limited Partners from the proposed transactions constitutes fair value in relation to current market prices, historical market prices, net book value, going concern value, liquidation value, and the estimated fair market values prepared by Gruy. Because the Limited Partners will not be realizing any value from the Partnerships' properties due to the amount of each Partnership's indebtedness, such values were not given any weight in determining the fairness of the proposed transactions to the Limited Partners beyond its reliance on Gruy's fair market value estimates to determine that the Partnerships' liabilities substantially exceeded their assets.

        Although the General Partner does not believe that alternative methods of valuing the Partnership properties, such as using current or historical market prices, net book value, going concern value or liquidation value, would result in a higher valuation of Partnership properties than that yielded by Gruy's valuation, even were such to be the case, the General Partner would not consider it relevant to a determination of the fairness of the transaction to the Limited Partners. As discussed above, due to the poor financial condition of the Partnerships, in the event the proposed transactions were not approved the General Partner would withdraw as general partner likely leading to the dissolution and liquidation of the Partnerships in any case. In the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating the purchasers' and sellers' estimates of the discounted present value of the subject oil and gas reserves. Thus, the Gruy estimated fair market valuations, as compared to the other above-referenced valuation methods, represents the best estimation of the realizable value of the Partnership properties.

        Adoption of the proposal to dissolve and liquidate each Partnership requires the affirmative vote of a majority in interest of the Limited Partners of each such Partnership. Because of the amount of Limited Partner interests of each Partnership held by the General Partner, the proposals to dissolve and liquidate each Partnership could be approved without the affirmative vote of a majority of the interests held by all other Limited Partners of such Partnership. No director or group of directors has retained an unaffiliated representative to act solely on behalf of the Limited Partners for the purposes of negotiating the terms of the proposed plan to dissolve and liquidate the Partnerships or to prepare a report concerning the fairness of such proposals. No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the Partnerships, the sale or transfer of all or any substantial part of the assets of any Partnership or securities of any Partnership which would enable the holder thereof to exercise control of such Partnership. The absence of the protections described in the preceding two sentences was considered, but was judged to be immaterial, by the General Partner in determining the fairness of the proposed transactions to the Limited Partners.

Partnership Operations and Financial Conditions

Enex Oil & Gas Income Program II - 1, L.P.

        Cash flow provided by operating activities for the six months ended June 30, 1995 was $1,545. The Partnership was unable to make any payments on the principal balance owed to the General Partner. The amount owed the General Partner increased by $10,618 during that period to more than $330,000.

Enex Oil & Gas Income Program II - 2, L.P.

        Cash flow provided by operating activities for the six months ended June 30, 1995 was $1,672. The Partnership was unable to make any payments on the principal balance owed to the General Partner. The amount owed the General Partner increased by $10,471 during that period to more than $270,000.

Enex Oil & Gas Income Program II - 3, L.P.

        Cash flow provided by operating activities for the six months ended June 30, 1995 was $4,229. The Partnership was unable to make any payments on the principal balance owed to the General Partner. The amount owed the General Partner increased by $8,012 during that period to more than $231,000.

Enex Oil & Gas Income Program II - 4, L.P.

        Cash flow provided by operating activities for the six months ended June 30, 1995 was $1,385. The Partnership was unable to make any payments on the principal balance owed to the General Partner. The amount owed the General Partner increased by $6,864 during that period to more than $256,000.

All Partnerships

        It does not appear that even a significant increase in oil and gas prices would generate sufficient cash flow for the Partnerships to pay their operating and administrative expenses and repay their debt obligations. The Partnerships have deficits in their Partners' capital accounts and under generally accepted accounting principles are insolvent. Only if oil and gas prices were to more than double would any of the Partnerships be able to cover their ongoing administrative and operating expenses and pay down their outstanding indebtedness to the General Partner. The General Partner believes that an increase in oil and gas prices of this magnitude is extremely unlikely anytime in the foreseeable future.

Reasons For Proposed Transactions

        Due to the failure of oil and gas prices to return to their levels of the early 1980s, the depletion of each Partnership's oil and gas reserves (see "Oil and Gas Reserves" attached as Tables B and B-1), the magnitude of the amounts owed by each Partnership to the General Partner (see Table 1 above and "Selected Financial Data" attached as Table A), the Partnerships' inability to distribute cash to their Limited Partners for more than five years, and the ongoing costs of operating each Partnership (see "Partnership Operations and Financial Conditions" above and "General and Administrative Costs" attached as Table E), the General Partner has determined that Partnership operations are unlikely to be profitable for the foreseeable future. As shown in Tables 1, A and B, the fair market value of each Partnership's oil and gas reserves at June 30, 1995, as determined by Gruy, is less than the outstanding debt owed by each Partnership to the General Partner. As a result, the General Partner believes that the net proceeds from the sale of properties will be used to retire outstanding debt, principally owed to the General Partner (see Table 1 ), and that the Partners would receive little or no value in a consolidation, and that future cash distributions to the Partners are unlikely.

        If the Partnerships are not liquidated and dissolved pursuant to the proposed plans of dissolution and liquidation described herein, the General Partner will likely withdraw as general partner of the Partnerships. If the General Partner does withdraw, the Partnership Agreement of each Partnership permits the Limited Partners of each Partnership to reconstitute and continue the business of such Partnership, but this right requires the consent of a majority of the outstanding Units within ninety (90) days after the notice of withdrawal. In light of the poor financial condition and prospects of each Partnership, the General Partner believes that it would be highly unlikely that a substitute general partner could be found who would be willing to fund the ongoing administrative and operating expenses of the Partnerships. If the Partnerships are not reconstituted, they will dissolve effective on the ninetieth day after the notice of withdrawal has been sent, but the Partnerships will not be terminated until the assets of the Partnerships have been disposed of.

        The General Partner considered, as alternatives to liquidation, consolidating the Partnerships with other partnerships managed by the General Partner and continuing to manage the Partnerships on an ongoing basis. However, for the reasons mentioned above and the benefits the Limited Partners will derive from approval of the proposed dissolutions, as described under "Fairness of the Proposed Transaction" above and "Potential Benefits to the Partners - To the Limited Partners" below, the General Partner has determined that it is in the best interests of the Limited Partners to dissolve and liquidate the Partnerships.

        Consolidating the Partnerships. The possibility of consolidating the Partnerships with the General Partner or with other partnerships managed by the General Partner was considered. Because any consolidation of partnerships managed by the General Partner or with the General Partner would be based on the net fair market value of a partnership's assets less liabilities, the negative net value of each of the Partnerships (see Table 1 above) and the inability of any of the Partnerships to generate sufficient cash flow to liquidate their liabilities, particularly to the General Partner, would not have permitted the Partnerships to receive any consideration in any consolidation with profitable partnerships or with the General Partner. Their participation would also be unfair to the investors in the other entities. Consolidating just two or more of the Partnerships was also considered. Although the aggregate general and administrative expenses of the Partnerships would be reduced by such a transactions, the reductions would not be sufficient to offset the losses generated by the Partnerships (which the General Partner would be forced to continue to carry) or to reduce their indebtedness to the General Partner, which would remain outstanding following such a consolidation. (See Tables A and E below.) Thus, the consolidated entity would continue to operate at a loss without providing any benefit to the Limited Partners from the transaction. The General Partner would not support such a transaction.

        Continuing the Management of the Partnerships. The General Partner has concluded that the Partnerships' inability to generate any profits in the foreseeable future makes their continued operation unviable. Moreover, as discussed above, if the Partnerships are not liquidated and dissolved pursuant to the proposed plans of dissolution and liquidation described herein, the General Partner will likely withdraw, and such a withdrawal would also most likely lead to the dissolution and liquidation of the Partnerships.

Potential Benefits to the Partners

To the Limited Partners

        The primary benefits of the proposed transactions to the Limited Partners are the potential to realize favorable tax consequences (see "Federal Income Tax Consequences" below), and the General Partner's willingness to act as a "buyer of last resort", which ensures a "floor" or minimum consideration for Partnership properties and thereby ensures an equivalent "ceiling" or maximum amount of forgiveness of indebtedness income each Limited Partner will realize from the proposed transactions, upon which it will be subject to federal income tax (see "Federal Income Tax Consequences" below). The General Partner believes there are no detriments of the transactions to the Limited Partners.

        Enex owns by far the largest limited partnership interest in each Partnership (see "Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management"). If the proposed dissolutions are approved Enex will participate as a Limited Partner to the extent of its limited partnership interest in the consequences of the liquidation in the same manner as all other Limited Partners.

To the General Partner

        As General Partner, Enex will benefit from the proposed transactions by collecting all or a portion of the amounts owed to it by each Partnership upon the sale of each such Partnership's properties, either in the form of the cash proceeds of such sales or, as buyer of last resort, the receipt of Partnership properties in exchange for the discharge of Partnership indebtedness to the General Partner. Also, upon the liquidation of the Partnerships, the General Partner will cease to incur the ongoing expenses of administering and operating the Partnerships. Actual administrative expenses paid by the General Partner for each Partnership in 1994 and the first six months of 1995, as well as estimates of such expenses for 1995 and 1996, are set forth in Table E. Expenses associated with the Partnerships' reporting obligations under the Securities and Exchange Act of 1934, as amended, the preparation of annual tax reports, and annual audits, comprise a significant portion of such administrative expenses. As discussed above, the amounts owed the General Partner by each Partnership have increased since December 31, 1994. The liquidation and dissolution of the Partnerships will prevent these liabilities from increasing further and reduce the General Partner's risk that the receivables from each Partnership are/or may in the future become uncollectible.

        The General Partner intends to continue to hold any of the Partnership properties it might acquire as a buyer of last resort. The General Partner has no plans to dispose of any of such properties. Based upon 1994 results (see Item 7-Financial Statements and Supplemental Data to each Partnership's Annual Report on Form 10-KSB for the year ended December 31, 1994) the Partnerships' properties generated insufficient net income before general and administrative expenses and interest charges to offset the interest accrued on their indebtedness to the General Partner.

        In the event that the General Partner acquires any Partnership properties in connection the proposed plans of dissolution and liquidation of the Partnerships, the General Partner believes that such properties will be profitable due to the elimination of the current ongoing expenses associated with administering and operating the Partnerships and the elimination of the Partnerships' indebtedness.

Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management

        As of the Record Date, the Partnerships had the following numbers of "Units" of limited partnership interest (i.e., the aggregate amount of the Limited Partners' initial subscriptions divided by $500) outstanding and entitled to vote (in each case the number of Units represents 100% of the outstanding limited partnership interests of the Partnership):

                                                                    Number of
                                                                      Units
                                                                      -----
        Enex Oil & Gas Income Program II-1, L.P.                      20,796
        Enex Oil & Gas Income Program II-2, L.P.                      19,914
        Enex Oil & Gas Income Program II-3, L.P.                      13,094
        Enex Oil & Gas Income Program II-4, L.P.                      11,580

        From January 1, 1993 to the date hereof, the General Partner has purchased an aggregate of 2,282.70, 2,690.94, 1,334.14 and 1,186.76 Units of
Limited Partnership Interest of Enex Oil & Gas Income Program II-1, L.P, Enex Oil & Gas Income Program II-2, L.P., Enex Oil & Gas Income Program II-3, L.P., and Enex Oil & Gas Income Program II-4, L.P., respectively (including approximately 22 such Units during the past sixty (60) days), at an average purchase price per Unit of $1.39, $3.83, $4.97, and $.80, respectively, in accordance with its annual offer to repurchase such interests as required by the Partnership Agreements.

        Approval of the proposal for each Partnership requires the affirmative vote of the holders of a majority-in-interest of that Partnership. The term "the holders of a majority-in-interest" refers to Limited Partners (including the General Partner) holding more than fifty percent of the limited partnership interests of all the Limited Partners of that Partnership. With respect to the proposal, abstentions will be included in determining the presence of a quorum, and will be treated as votes cast against the proposal. "Broker non- votes" will be deemed absent for purposes of determining the presence of a quorum and will be treated as votes cast against the proposal. Any unmarked proxies, including those submitted by brokers and nominees, will be voted in favor of the applicable proposal.

        The following table sets forth for each Partnership, as of the Record Date, the number and percentage of Units beneficially owned by the General Partner and by Gerald B. Eckley, President of the General Partner. No other executive officer or director of the General Partner owns an interest in any of the Partnerships. The General Partner knows of no other person who has beneficial ownership of more than 5% of the outstanding limited partnership interests in any of the Partnerships.

                                                               Enex Oil and Gas Income Program
                                                                -------------------------------
                                                      II-1, L.P. II-2, L.P.  I-3, L.P. II-4, L.P.
                                                      ---------- ----------  --------- ----------
Units Beneficially Owned by the General Partner ....      9,291      9,367      6,212      5,252

Percentage Beneficially Owned by the General Partner     44.6765%   47.0504%   47.4442%   45.3574%

Units Beneficially Owned by Mr. G. B. Eckley .......       --         --         --           30

Percentage Beneficially Owned by Mr. G. B. Eckley ..       --         --         --        0.2565%

          The General Partner and Mr. Eckley intend to vote all of the Units they own in favor of the proposal. Therefore, for each Partnership, if the following percentages of the outstanding Units are voted by other Limited Partners in favor of the proposal, it will be approved:


                                                     Percentage of Units
                                                      Needed to Approve
                                                          Proposal
                                                     -------------------
         Enex Oil & Gas Income Program II-1, L.P.           5.3236%
         Enex Oil & Gas Income Program II-2, L.P.           2.9497%
         Enex Oil & Gas Income Program II-3, L.P.           2.5559%
         Enex Oil & Gas Income Program II-4, L.P.           4.6427%

Certain Transactions

         The following amounts relate to transactions between the General Partner and the Partnerships which have occurred since January 1, 1993:

                                                          Allocated General & Administrative Expenses
                                                          -------------------------------------------
                                                           1993            1994       9 months 1995
         Enex Oil & Gas Income Program II-1, L.P.         15,467          14,345          10,147
         Enex Oil & Gas Income Program II-2, L.P.         14,338          10,920           8,056
         Enex Oil & Gas Income Program II-3, L.P.         16,411          17,191          11,874
         Enex Oil & Gas Income Program II-4, L.P.         16,459          17,338         11,965

         The Partnerships reimburse the General Partner for administrative costs incurred on their behalf. Administrative costs allocated to the Partnerships are computed on a cost basis in accordance with standard industry practices by allocating the time spent by the General Partner's personnel among all projects and by allocating rent and other overhead on the basis of the relative direct time charges. The General Partner believes that these amounts are less than administrative charges customarily charged other partnerships because the General Partner manages 41 other partnerships and is, therefore, able to allocate such similar charges over a larger base of partnerships.

                                                   Interest Accrued on Indebtedness to the General Partner
                                                   -------------------------------------------------------
                                                         1993           1994       9 months 1995
         Enex Oil & Gas Income Program II-1, L.P.       23,340         23,871         20,692
         Enex Oil & Gas Income Program II-2, L.P.       18,053         19,401         17,002
         Enex Oil & Gas Income Program II-3, L.P.       16,122         15,819         12,896
         Enex Oil & Gas Income Program II-4, L.P.       18,870         18,427         15,427


                                                           Payments of Interest and Principal
                                                           ----------------------------------
                                                         1993           1994        9 months 1995
         Enex Oil & Gas Income Program II-1, L.P.       40,160         23,129            308
         Enex Oil & Gas Income Program II-2, L.P.       17,567         10,099          1,998
         Enex Oil & Gas Income Program II-3, L.P.       38,707         29,681          8,104
         Enex Oil & Gas Income Program II-3, L.P.       30,130         23,573           3,573

         The Partnerships have notes payable to the General Partner for unreimbursed expenses paid by the General Partner on each Partnership's behalf. The above amounts represent the interest and principal repayments paid by each Partnership to the General Partner for the periods indicated. The amounts paid in 1995 represent partial payments of accrued interest only. The interest rate charged the Partnerships is equal to the General Partner's cost of borrowing from its bank (prime + 3/4 of one percent). No other amounts were charged or allocated to the Partnerships by the General Partner or its affiliates since January 1, 1993.

         Additional information regarding transactions between the Partnerships and the General Partner is hereby incorporated by reference to Item 7 - Financial Statements and Supplemental Data to each Partnerships Annual Report on Form 10-KSB for the years ended December 31, 1994 and 1993 and to Item 1 - Financial Statements of each Partnership's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

Dissenters' Rights

         Limited Partners will not have, nor be entitled to, any dissenters' or appraisal rights with respect to the proposals under the Partnership Agreements or under applicable law. Generally, in the absence of a breach of the General Partner's fiduciary duty (i.e., to act fairly and in the best interests of the Partnerships and their Limited Partners), Limited Partners who object to the proposed dissolution and liquidation will have no remedy available to them under state law or under the Partnership Agreements if the percentage of Units needed to approve the proposal vote for it (see "Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management" above).

Federal Income Tax Consequences

         In  general,  the  General  Partner  believes  that,  with  respect  to individuals who are citizens or residents of the United States, for federal income tax purposes the proposed liquidation of each Partnership's assets will result in a capital loss to the Unitholders of each Partnership. In addition to the capital loss, each Partnership will have a net operating loss from the Partnership's current year of operation which will be deductible. The forgiveness of any indebtedness by the General Partner will constitute ordinary income to the Unitholders of such Partnership; however, even with this income, the General Partner anticipates that each Partnership will have a net operating loss for 1995.

         If the consideration received in liquidation is equal to the estimated fair market value of the Partnerships' assets, the General Partner believes that the Unitholders will have a 1995 loss (net of forgiveness of debt) per $500 Unit of limited partnership interest outstanding approximately equal to the amounts shown below:

                                                      1995 Loss
                                                    Per $500 Unit
                                                    -------------
         Enex Oil & Gas Income Program II-1, L.P.      $ 153.02
         Enex Oil & Gas Income Program II-2, L.P.      $ 159.94
         Enex Oil & Gas Income Program II-3, L.P.      $ 158.42
         Enex Oil & Gas Income Program II-4, L.P.      $ 149.83

         Unitholders may also have suspended passive losses from prior years which may be utilized in the current year to offset income from other sources.

         The following amounts per $500 Unit of limited partnership interest outstanding indicate the passive loss generated prior to 1995 which a Unitholder has available for use in the current year if he or she is an original investor and has never utilized any of the Partnership's passive losses in prior years.

                                                     Passive Loss
                                                     Per $500 Unit
                                                     -------------
         Enex Oil & Gas Income Program II-1, L.P.      $ 105.43
         Enex Oil & Gas Income Program II-2, L.P.      $  91.74
         Enex Oil & Gas Income Program II-3, L.P.      $  79.50
         Enex Oil & Gas Income Program II-4, L.P.      $  84.16

         To calculate a Unitholder's passive loss, he must determine the number of $500 Units he owns by dividing his original investment by $500. This number multiplied by the passive loss shown above for the appropriate Partnership will determine the Unitholder's passive loss for that Partnership. An original investor who has not utilized passive losses in prior years, may use such passive loss amount in the current year to offset income from other sources if the proposal is adopted for his or her Partnership.

         The actual tax consequences to any Unitholder will depend on the Unitholder's own tax circumstances. No legal opinion concerning the tax consequences of the proposed transactions has been obtained by the General Partner. The foregoing discussion of the potential federal income tax consequences of the proposed liquidation of the Partnerships has been prepared by Robert E. Densford, Vice President-Finance, Secretary and Treasurer of the General Partner and James A. Klein, Controller of the General Partner, both of whom are certified public accountants. NEVERTHELESS, EACH UNITHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS.

Description of Business

         The Partnerships were formed under the Uniform Limited Partnership Act of the State of Texas and subsequently became subject to the Texas Revised Uniform Limited Partnership Act. The Partnerships are engaged in the oil and gas business through the ownership of various interests in producing oil and gas properties. For further information, see Item 1 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement.

Description of Property and Oil and Gas Reserves

         A summary of each Partnership's property acquisitions and quantitative information regarding the Partnership's oil and gas reserves is included in Item 2 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement and in Table D. Certain oil and gas property reserve information is also included in Tables B, B-1 and C attached hereto. Included in this information are fair market valuations of the properties of each Partnership prepared by Gruy. Gruy has been preparing reserve estimates for each of the Partnership's oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area. Gruy is an international petroleum consulting firm with offices in Houston and Dallas, Texas. Their staff includes petroleum engineers and geology consultants. Services they provide include reserve estimates, fair value appraisals, geologic studies, expert witness testimony and arbitration.

Valuation of Oil and Gas Reserves

         Gruy has estimated for each oil and gas property in which the Partnerships own interests, as of June 30, 1995, the recoverable units of oil and gas and the undiscounted and discounted future net cash flows by year commencing July 1, 1995 and continuing through the estimated productive lives of the properties. The Limited Partners should be aware that the reserves estimated by Gruy include, in certain cases, estimates of probable reserves and possible reserves in addition to proved reserves (including undeveloped reserves as well as developed reserves, both producing and nonproducing) and, in any event, are estimates only and should not be construed as being exact amounts. Gruy estimated each property's oil and gas reserves, applied the assumptions regarding price and cost escalations set forth below, applied a 10% discount factor for time and the following discount factors for risk, location, type of ownership interest, operational characteristics and other factors as follows:
Gruy applies a 25% discount factor to all proved developed oil and gas reserves, including all of the Partnership properties, to reflect the risk inherent in estimating such reserves and that associated with an investment therein. Gruy may further discount the value of oil and gas reserves to the extent it determines appropriate based on its consideration of the particular location, type of interest, category of reserves and operational characteristics of such reserves.

         To the 25% discount factor mentioned above, Gruy applied the following additional discount factors: (i) between 8% and 9% to the proved developed producing reserves in the Blair, Comite A, Hanson, Newport and NW Esperance Pt. B & C properties; (ii) approximately 17% to the proved developed nonproducing reserves in the Hanson property; and (iii) approximately 22% to the proved developed nonproducing reserves in the East Seven Sisters property. The additional discount in (i) above was applied to the proved developed producing reserves in all Partnership properties other than East Seven Sisters because these properties consist of working interests which are burdened by operating costs, whereas the East Seven Sisters property consists of an overriding royalty interest that is free and clear of such costs. The proved developed nonproducing reserves in the East Seven Sisters property were discounted an additional 22% from the 25% base discount to reflect the risk that such reserves may have been drained by competing wells and may not be developed by the operator of the property in a timely manner. The proved developed nonproducing reserves in the Hanson property, on the other hand, were only discounted an additional 17% because the development costs to recover these nonproducing reserves are estimated to be minimal. See Table B-1. Gruy allocated the estimates among the Partnerships on a pro-rata basis in accordance with their respective ownership interest in each of the properties evaluated. See Tables C and D. The resulting value for each Partnership is included in Table 1 and in Table B and is labelled Fair Market Value of Oil and Gas Reserves.

         Future net revenues were estimated by Gruy using an oil price of $17.00 per barrel and gas prices ranging from $1.50 per mcf to $1.90 per mcf, such gas prices representing prices substantially as were in effect in June 1995. Future operating costs and capital expenditures were estimated by the General Partner and utilized by Gruy in the future cash flow estimates. Prices and costs were escalated as follows: Oil prices were escalated 5.2% in 1996, 5.0% in 1997, 4.3% in 1998 and 3.2% in 1999 and 3.3% each year thereafter to a maximum of $30.69 per barrel. Natural gas prices were escalated 7.2% in 1996, 7.3% in 1997, 4.2% in 1998, and 3.0% each year thereafter to a maximum of $3.80 per thousand cubic feet (mcf). Operating expenses and future capital investments were escalated at the rate of 3.0% per year until the year in which the primary product reached its maximum price.

         According to Gruy, for the estimation of the fair market value of oil and gas properties, there are basically two approaches; namely, the income approach and the market data approach. The income approach requires the estimation of reserves, identification of their categories (proved, probable and possible), a detailed cash flow projection and the proper application of risk factors. The market data approach utilizes comparable sales of properties in the area. The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses and operator expertise. For the proved producing properties, the discounted future net revenue was reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing reserves, a suitable risk factor is applied and the present value of the capital investment required to initiate production is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty. In all cases, the payout time and the internal rate-of-return for each fair market value estimate were computed and compared with that which a rational investor would expect.

Principal Executive Offices and Telephone Number

     The principal executive offices and telephone number of each Partnership are as follows: c/o Enex Resources Corporation, Three Kingwood Place, Suite 200, 800 Rockmead Drive, Kingwood, Texas 77339, attention Corporate Secretary, telephone: 713-358-8401.

Information Concerning the General Partner

         Enex was incorporated on August 17, 1979 in Colorado. On June 30, 1992, Enex reincorporated in Delaware. Enex is engaged in the business of acquiring interests in producing oil and gas properties and managing oil and gas income limited partnerships. Enex's operations are concentrated in this single industry segment.

         Enex's principal executive offices are maintained at 800 Rockmead Drive, Three Kingwood Place, Kingwood, Texas 77339. The telephone number at these offices is (713) 358-8401. Enex has no regional offices.

         The names, present principal occupation or employment, and material occupations and employments during the last 5 years of each of Enex's directors, executive officers and controlling shareholders are as follows:

     Gerald B. Eckley. Mr. Eckley is a director, President and Chief Executive Officer of the General Partner and has served as such since its formation in 1979. Mr. Eckley is the beneficial owner of 281,400 shares of the General Partner's common stock (representing 20.0% of such common stock) calculated in accordance with Securities and Exchange Commission Rule 13d-3.

     William C. Hooper, Jr. Mr. Hooper is a director of the General Partner. From 1970 until the present, he has been self-employed as a consulting petroleum engineer in Houston, Texas providing services to industry and government and engaged in business as an independent oil and gas operator and investor.

     Stuart Strasner. Mr. Strasner is a director of the General Partner. He is a professor of business law at Oklahoma City University in Oklahoma City, Oklahoma and was Dean of the law school at Oklahoma City University from July 1984 until June 1991. He is a member of the Fellows of the American Bar Association and a member of the Oklahoma Bar Association. Mr. Strasner is also a director of Health Images, Inc., a public company which provides fixed site magnetic resonance imaging ("MRI") services.

     Martin J. Freedman. Mr. Freedman is a director of the General Partner. Since 1985, he has been President of Freedman Oil & Gas Company in Denver, Colorado, engaged primarily in the management of its exploration and producing properties, and since 1988, the managing partner of MJF Energy which has an interest in several gas pipelines and gas wells.

     James Thomas Shorney. Mr. Shorney is a director of the General Partner. He has been a petroleum consultant and Secretary/Treasurer of the Shorney Company in Oklahoma City, Oklahoma, a privately held oil and gas exploration company, from 1970 to date.

     Robert D. Carl, III. Mr. Carl is a director of the General Partner. He is Chief Executive Officer and Chairman of the Board of Health Images, Inc. in Atlanta, Georgia, a NYSE listed company, which provides fixed site magnetic resonance imaging ("MRI") services. He has been employed by Health Images, Inc. and its predecessor entities since 1981.

     Robert E. Densford. Mr. Densford is a Director of the General Partner and its Vice President- Finance, Secretary and Treasurer, a position he has held since 1989. He was the General Partner's Controller from 1985 to 1989.

     James A. Klein. Mr. Klein has been the General Partner's Controller since February 1991. Since June 1993, he has been President and Principal of the General Partner's subsidiary, Enex Securities Corporation. From June 1988 to February 1991, he was employed by Positron Corporation in Houston.

     Each of the General Partner's directors is a United States citizen and maintains a business address in care of the General Partner. Enex knows of no person other than those named above who might be deemed to control Enex.

                                  OTHER MATTERS

Other Business

         As of the date of this Proxy Statement, the only business which the General Partner intends to present at the Special Meetings are the matters set forth in the accompanying Notice of Special Meetings. The General Partner has no knowledge of any other business to be presented at the Special Meetings. If other business consisting of matters of which the General Partner has no current knowledge or matters incident to the conduct of a Special Meeting is brought before a Special Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

         Representatives of Deloitte & Touche LLP are expected to be present at the Special Meetings. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                       DOCUMENTS INCORPORATED BY REFERENCE

         This Proxy Statement incorporates by reference the following documents which have been filed by each Partnership with the Commission:

         (1) Each Partnership's Annual Report on Form 10-KSB for the year ended December 31, 1994, copies of which accompany this Proxy Statement;

         (2) Each Partnership's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, copies of which accompany this Proxy Statement.

         The Proxy Statement specifically incorporates herein by reference the information set forth in the following sections contained in each Partnership's Annual Report on Form 10-KSB: Item 1-Business; Item 2-Properties; Item 3-Legal Proceedings; Item 5-Market for Common Equity and Related Security Holder Matters; Item 6-Management's Discussion and Analysis of Results of Operations and Financial Condition; and Item 7-Financial Statements and Supplementary Data. The following sections of the Quarterly Reports on Form 10-QSB are specifically incorporated herein by reference: Item 1-Financial Statements (unaudited).


                                            By Order of the Board of Directors
                                            of the General Partner



                                              ROBERT E. DENSFORD
                                              Vice President-Finance,
                                              Secretary and Treasurer


                                     TABLE A
Selected Financial Data
-----------------------
                                                              Program II, Series 1, L.P.
                                                 ------------------------------------------------------
                                                  Six months                   Year ended
                                                 ended June 30,                December 31,
                                                 ---------------  -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Total revenues                                         $32,754         $73,233    $107,393    $104,648
Net income (loss) before extraordinary item            ($9,190)       ($20,722)    $15,109    ($53,854)
Extraordinary item - Debt forgiveness
    by general partner                                       -               -           -    $250,000
Net income (loss)                                      ($9,190)       ($20,722)    $15,109    $196,146
Net income (loss) per $500 unit                              -             ($1)         $1          $9
Cash flow from operations                               $1,545         $22,880     $35,753    ($25,472)
Cash flow from operations per $500 unit                      -              $1          $2         ($1)
Limited Partners' (deficit)                           ($36,577)       ($27,387)    ($6,665)   ($20,468)
Limited Partners' (deficit) per $500 unit                  ($2)            ($1)          -         ($1)
Cash distributions                                           -               -           -           -
Debt payable to general partner                       $330,512        $320,086    $320,988    $352,232
Total debt                                            $331,478        $325,627    $325,885    $357,508



                                                              Program II, Series 2, L.P.
                                                 ------------------------------------------------------
                                                  Six Months                   Year ended
                                                 ended June 30,                December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Total revenues                                         $21,022         $42,303     $65,776     $66,633
Net (loss) before extraordinary item                   ($6,620)       ($23,542)    ($7,303)   ($31,589)
Extraordinary item - Debt forgiveness
    by general partner                                       -               -           -    $200,000
Net income (loss)                                      ($6,620)       ($23,542)    ($7,303)   $168,411
Net income (loss) per $500 unit                              -             ($1)          -          $8
Cash flow from operations                               $1,672         $11,346     $12,916    ($25,664)
Cash flow from operations per $500 unit                      -              $1          $1         ($1)
Limited Partners' capital (deficit)                   ($73,873)       ($67,253)   ($43,711)   ($35,564)
Limited Partners' capital (deficit) per $500
unit                                                       ($4)            ($3)        ($2)        ($2)
Cash distributions                                           -               -           -           -
Debt payable to general partner                       $270,916        $260,445    $251,495    $266,266
Total debt                                            $272,982        $268,264    $260,668    $273,485

                                    TABLE A
                                                              Program II, Series 3, L.P.
                                                 ------------------------------------------------------
                                                  Six Months                   Year ended
                                                 ended June 30,               December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Total revenues                                         $33,937         $65,970    $102,250    $110,688
Net income (loss) before extraordinary item            ($4,608)       ($25,628)    ($1,917)   ($12,679)
Extraordinary item - Debt forgiveness
    by general partner                                       -               -           -           -
Net income (loss)                                      ($4,608)       ($25,628)    ($1,917)   ($12,679)
Net income (loss) per $500 unit                              -             ($2)          -         ($1)
Cash flow from operations                               $4,229         $28,717     $35,753      $6,055
Cash flow from operations per $500 unit                      -              $2          $3           -
Limited Partners' (deficit)                           ($29,800)       ($25,192)       $436      $3,691
Limited Partners' (deficit) per $500 unit                  ($2)            ($2)           -           -
Cash distributions                                           -               -           -           -
Debt payable to general partner                       $231,507        $223,495    $223,526    $252,475
Total debt                                            $233,611        $234,019    $237,879    $263,693





                                                              Program II, Series 4, L.P.
                                                 ------------------------------------------------------
                                                  Six Months                   Year ended
                                                 ended June 30,               December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Total revenues                                         $18,253         $62,018     $93,913    $102,920
Net (loss) before extraordinary item                     ($834)       ($29,476)    ($5,657)   ($11,902)
Extraordinary item - Debt forgiveness
    by general partner                                       -               -     $15,509           -
Net income (loss)                                        ($834)       ($29,476)     $9,852    ($11,902)
Net income (loss) per $500 unit                              -             ($3)         $1         ($1)
Cash flow from operations                               $1,385         $22,496     $24,734      $1,012
Cash flow from operations per $500 unit                      -              $2          $2           -
Limited Partners' capital (deficit)                   ($25,243)       ($18,681)    $10,795      $3,326
Limited Partners' capital (deficit) per $500               ($2)            ($2)         $1           -
unit
Cash distributions                                           -               -           -           -
Debt payable to general partner                       $256,707        $249,843    $247,462    $286,530
Total debt                                            $258,975        $225,946    $254,500    $294,163

                                     TABLE B
Oil and gas reserves
--------------------
                                                              Program II, Series 1, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                           4,360           3,765       3,156       2,174
    Oil (bbls) per $500 unit                                 -               -           -           -
    Gas (mcf)                                          525,272         540,549     535,567     517,911
    Gas (mcf) per $500 unit                                 25              26          25          25
Estimated future net cash flows                       $635,493        $632,951    $998,556    $789,186
Estimated future net cash flows per $500 unit              $30             $30         $48         $38
Discounted (at 10%) future net cash flows             $304,326        $302,207    $377,965    $313,508
Discounted (at 10%) future net cash
    flows per $500 unit                                    $14             $14         $18         $15
Fair market value of oil and gas reserves             $259,689
Fair market value of oil
     and gas reserves per $500 unit                        $12




                                                              Program II, Series 2, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                             927             718         740         643
    Oil (bbls) per $500 unit                                 -               -           -           -
    Gas (mcf)                                          497,572         512,909     515,694     523,783
    Gas (mcf) per $500 unit                                 25              26          26          26
Estimated future net cash flows                       $589,003        $593,845    $965,860    $790,846
Estimated future net cash flows per $500 unit              $29             $30         $48         $39
Discounted (at 10%) future net cash flows             $266,605        $269,097    $377,965    $299,466
Discounted (at 10%) future net cash
    flows per $500 unit                                    $13             $13         $19         $15
Fair market value of oil and gas reserves             $226,260
Fair market value of oil
     and gas reserves per $500 unit                        $11


                                     TABLE B
Oil and gas reserves
--------------------
                                                              Program II, Series 1, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                           4,360           3,765       3,156       2,174
    Oil (bbls) per $500 unit                                 -               -           -           -
    Gas (mcf)                                          525,272         540,549     535,567     517,911
    Gas (mcf) per $500 unit                                 25              26          25          25
Estimated future net cash flows                       $635,493        $632,951    $998,556    $789,186
Estimated future net cash flows per $500 unit              $30             $30         $48         $38
Discounted (at 10%) future net cash flows             $304,326        $302,207    $377,965    $313,508
Discounted (at 10%) future net cash
    flows per $500 unit                                    $14             $14         $18         $15
Fair market value of oil and gas reserves             $259,689
Fair market value of oil
     and gas reserves per $500 unit                        $12




                                                              Program II, Series 2, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                             927             718         740         643
    Oil (bbls) per $500 unit                                 -               -           -           -
    Gas (mcf)                                          497,572         512,909     515,694     523,783
    Gas (mcf) per $500 unit                                 25              26          26          26
Estimated future net cash flows                       $589,003        $593,845    $965,860    $790,846
Estimated future net cash flows per $500 unit              $29             $30         $48         $39
Discounted (at 10%) future net cash flows             $266,605        $269,097    $377,965    $299,466
Discounted (at 10%) future net cash
    flows per $500 unit                                    $13             $13         $19         $15
Fair market value of oil and gas reserves             $226,260
Fair market value of oil
     and gas reserves per $500 unit                        $11


                                    TABLE B
                                                              Program II, Series 3, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                           7,866           7,210       7,001       8,563
    Oil (bbls) per $500 unit                                 1               1           1           1
    Gas (mcf)                                          355,142         368,192     388,322     383,813
    Gas (mcf) per $500 unit                                 27              28          29          29
Estimated future net cash flows                       $480,637        $492,201    $756,624    $659,617
Estimated future net cash flows per $500 unit              $36             $37         $57         $50
Discounted (at 10%) future net cash flows             $254,353        $264,639    $327,557    $310,674
Discounted (at 10%) future net cash
    flows per $500 unit                                    $19             $20         $25         $23
Fair market value of oil and gas reserves             $207,390
Fair market value of oil
     and gas reserves per $500 unit                        $16





                                                              Program II, Series 4, L.P.
                                                 ------------------------------------------------------
                                                  At June 30,                At December 31,
                                                 --------------   -------------------------------------
                                                     1995             1994        1993        1992
                                                     ----             ----        ----        ----
Proved Reserves:
    Oil (bbls)                                           8,366           7,350       7,221       9,021
    Oil (bbls) per $500 unit                                 1               1           1           1
    Gas (mcf)                                          296,315         307,488     326,412     322,994
    Gas (mcf) per $500 unit                                 25              26          28          28
Estimated future net cash flows                       $413,379        $422,042    $642,776    $570,668
Estimated future net cash flows per $500 unit              $35             $36         $55         $49
Discounted (at 10%) future net cash flows             $223,087        $231,229    $284,218    $275,941
Discounted (at 10%) future net cash
    flows per $500 unit                                    $19             $20         $24         $24
Fair market value of oil and gas reserves             $181,104
Fair market value of oil
     and gas reserves per $500 unit                        $15




                                   TABLE B-1
                                    ---------

                    ENEX OIL & GAS INCOME PROGRAM II-1, L.P.
                    ----------------------------------------

                                 RESERVE     TYPE OF     DISCOUNTED (@ 10%)  DISCOUNT     FAIR MARKET
PROPERTY NAME                  Category(1)  Interest(2)  Net Cash Flows      Factors(3)     Value
-------------                  -----------  -----------  -----------------   ----------   -----------

East Seven Sisters ............      PDP       ORRI      $119,221            .75004       $ 89,420
                                     PDNP      ORRI       214,933            .53228        114,405
                                                                                          --------
         Subtotal .............                                                           $203,825

Comite A ......................      PDP       WI        $ 80,144            .66755       $ 53,500

NW Esperance Pt. B&C ..........      PDP       WI        $  3,558            .66442       $  2,364
                                                                                          --------
         TOTAL                                                                            $259,689
                                                                                          ========

                    ENEX OIL & GAS INCOME PROGRAM II-2, L.P.
                    ----------------------------------------

                                RESERVE      TYPE OF     DISCOUNTED (@ 10%)  DISCOUNT     FAIR MARKET
PROPERTY NAME                 CATEGORY(1)   INTEREST(2)  NET CASH FLOWS      FACTORS(3)     VALUE
-------------                 -----------   -----------  ------------------  ----------   -----------
East Seven Sisters ............      PDP       ORRI      $124,207            .75004       $ 93,160
                                     PDNP      ORRI      $223,923            .53228       $119,190
                                                                                          --------
         Subtotal .............                                                           $212,350

Comite A ......................      PDP       WI        $ 20,837            .66756       $ 13,910
                                                                                          --------
         TOTAL                                                                            $226,260
                                                                                          =========


                    ENEX OIL & GAS INCOME PROGRAM II-3, L.P.
                    ----------------------------------------

                               RESERVE       TYPE OF     DISCOUNTED (@ 10%)  DISCOUNT     FAIR MARKET
PROPERTY NAME                 CATEGORY(1)   INTEREST(2)  NET CASH FLOWS      FACTORS(3)     VALUE
--------------                -----------   -----------  ------------------  ----------   -----------

East Seven Sisters ............      PDP       ORRI      $ 78,151            .75004       $ 58,616
                                     PDNP      ORRI      $140,892            .53228       $ 74,994
                                                         --------            ------       --------
         Subtotal .............                                                           $133,610

Comite A ......................      PDP       WI        $ 19,235            .66753       $ 12,840

Newport .......................      PDP       WI        $ 36,980            .66522       $ 24,600

Blair .........................      PDP       WI        $ 12,338            .66461       $  8,200

Hanson ........................      PDP       WI        $ 23,347            .66818       $ 15,600
                                    PDNP                 $ 20,537            .61061       $ 12,540
                                                                                          --------
         Subtotal .............                                                           $ 28,140
                                                                                          --------
         TOTAL                                                                            $207,390
                                                                                          ========


                    ENEX OIL & GAS INCOME PROGRAM II-4, L.P.
                    ----------------------------------------

                                RESERVE       TYPE OF      DISCOUNTED (@ 10%)  DISCOUNT     FAIR MARKET
PROPERTY NAME                  CATEGORY(1)   INTEREST(2)   NET CASH FLOWS      FACTORS(3)      VALUE
                               -----------   -----------   ------------------  ----------   -----------

East Seven Sisters ............      PDP      ORRI       $ 64,551            .75004       $ 48,416
                                    PDNP                 $116,375            .53228       $ 61,944
                                                         --------            ------       --------
         Subtotal .............                                                           $110,360

Comite A ......................      PDP      WI         $ 14,426            .66754       $  9,630

Newport .......................      PDP      WI         $ 36,980            .66522       $ 24,600

Blair .........................      PDP      WI         $ 15,423            .66459       $ 10,250

Hanson ........................      PDP      WI         $ 21,791            .66817       $ 14,560
                                    PDNP                 $ 19,167            .61063       $ 11,704
                                                                                         ---------
         Subtotal .............                                                           $ 26,264
                                                                                         ---------

         TOTAL                                                                         $   181,104
                                                                                         =========

(1)      PDP   = PROVED DEVELOPED PRODUCING RESERVES
         PDNP  = PROVED DEVELOPED NONPRODUCING RESERVES

(2)      WI    = WORKING INTEREST
         ORRI  = OVERRIDING ROYALTY INTEREST

(3)      DISCOUNT FACTORS WERE DETERMINED BY H.J. GRUY AND ASSOCIATES AND CONSIDER RISK, LOCATION,
         TYPE OF INTEREST, CATEGORY OF RESERVES AND OPERATIONAL CHARACTERISTICS OF EACH PROPERTY.


                                   TABLE C
                                PROPERTY DETAIL


                                                                   Working Interest %              Revenue Interest %
Acqui-                                                         ---------------------------      ---------------------------
tion   State FIELD     Operator Name  Well Name        Type    II-1    II-2    II-3   II-4      11-1   11-2    11-3    11-4
-----  ----- -----     -------------  ---------        ----    ----    ----    ----   ----      ----   ----    ----    ----
Blair     TX  WWW      Blair Operating Schenecker
                       Company         Trust 01         OIL                   4.85414 6.06768                  3.64060 4.55076
Blair     TX  WWW      Blair Operating Schenecker
                       Company         Trust 02         OIL                   4.85414 6.06768                  3.64060 4.55076
Blair     TX  WWW      Blair Operating Schenecker
                       Company         Trust 03         OIL                   4.85414 6.06768                  3.64060 4.55076
Blair     TX  WWW      Blair Operating
                       Company        Mathews 01        OIL                   5.00000 6.25000                  3.75000 4.68750
Blair     TX  WWW      Blair Operating
                       Company        Mathews 02        OIL                   5.00000 6.25000                  3.75000 4.68750
Blair     TX  WWW      Blair Operating
                       Company        Gaddie 03         OIL                   4.76562 5.95703                  3.74984 4.68730
Blair     TX  WWW      Blair Operating
                       Company        Gaddie 04         OIL                   4.76562 5.95703                  3.74984 4.68730
Blair     TX  WWW      Blair Operating
                       Company        Gaddie 05         OIL                   4.76562 5.95703                  3.74984 4.68730
Blair     TX  WWW      Blair Operating
                       Company        Gaddie 06         OIL                   4.76562 5.95703                  3.74984 4.68730

Comite A  TX  Comite   TGX Operating
                        Company       Starkey 01        GAS                                    1.18983 0.30935 0.28556 0.21417
Comite A  TX  Comite   TGX Operating
                       Company        Sinclair 01       GAS                                    2.52911 0.65757 0.60699 0.45524
Comite A  TX  Comite   TGX Operating
                       Company        Cobb 01           GAS                                    0.78069 0.20298 0.18737 0.14052

East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 02       GAS                                    2.25242 2.34635 1.47615 1.21979
East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 03       GAS                                    2.25242 2.36435 1.47615 1.21979
East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 04       GAS                                    2.25242 2.34635 1.47615 1.21979
East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 05       GAS                                    2.25242 2.34635 1.47615 1.21979
East      TX   Sevem    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 06       GAS                                    2.25242 2.34635 1.47615 1.21979
East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 07       GAS                                    2.25242 2.34635 1.47615 1.21979
East      TX   Seven    Vastar
Seven          Sisters  Resources Inc.
Sisters        E                      Gorman J 08       GAS                                    2.25242 2.34635 1.47615 1.21979

Hanson    TX   Coquat   Hanson Minerals
                        Co.           Meider 02         GAS                   0.58660 0.54749                  0.36360 0.33936
Hanson    TX   Coquat   Hanson Minerals
                        Co.           Meider 03         GAS                   1.83999 1.71733                  1.34954 1.25957
Hanson    TX   Coquat   Hanson Minerals
                        Co.           Maguglin 01 GU    GAS                   0.57075 0.53270                  0.29734 0.27752
Hanson    TX   George   Hanson Minerals
               Buck     Co.           Aviators GU 01    GAS                   0.01432 0.01337                  0.12512 0.11678
Hanson    TX   George   Hanson Minerals
               Buck     Co.           Aviators GU 03    GAS                   0.39219 0.36604                  0.28679 0.26767
Hanson    TX   Hampton  Hanson Minerals
                        Co.           Arco Hampton 30 01OIL                   3.12593 2.91753                  3.00089 2.80083
Hanson    TX   Malo     Hanson Minerals
               Domingo  Co.           Samsel GU 01      GAS                   0.27161 0.25351                  0.20402 0.19041
Hanson    TX   Malo     Hanson Minerals
               Domingo  Co.           Gordon Talk GU 01 GAS                   0.31089 0.29017                  0.23027 0.21491
Hanson    TX   Malo     Hanson Minerals
               Domingo  Co.           Gordon Talk GU 02 GAS                   0.62554 0.58383                  0.46479 0.43381
Hanson    TX   Sanger S Hanson Minerals
                        Co.           Sanger Heirs 391 01GAS                  1.44972 1.35308                  1.14063 1.06458
Hanson    TX   Sanger S Hanson Minerals
                        Co.           Sanger Heirs 391 02GAS                  1.44972 1.35308                  1.14063 1.06458
Hanson    TX   Sanger S Hanson Minerals
                        Co.           Sanger Heirs 391 04GAS                  1.48500 1.38600                  1.16838 1.09049
Hanson    TX   Sanger S Hanson Minerals
                        Co.           Sanger Heirs 392 01(UT) GAS             1.48500 1.38600                  1.16838 1.09049
Hanson    TX   Sanger S Hanson Minerals
                        Co.           Sanger Heirs 392 01(LT) GAS             1.48500 1.38600                  1.16838 1.09049

Newport   TX  Alexander Mineral Development
                        Inc.          Cooper 01          OIL                  1.26667 1.26667                  0.99975 0.99975
Newport   TX   Candice  Mineral Development
                        Inc.          Shelton 83-1       GAS                  2.77600 2.77600                  2.08200 2.08200
Newport   TX   Grange   Mineral Development
                        Inc.          Grange A 01        OIL                  0.80000 0.80000                  0.65600 0.65600
Newport   TX   Grange   Mineral Development
                        Inc.          Grange A 02        OIL                  0.80000 0.80000                  0.65600 0.65600
Newport   TX   Grange   Mineral Development
                        Inc.          Grange D 01        OIL                  0.16000 0.16000                  0.13120 0.13120

Esperance LA  Esperance El Toro Production
Pt B&C        Pt.       Co.           Hogue A 04 El Toro OIL  4.67188                          3.50390
Esperance LA  Esperance El Toro Production
Pt B&C        Pt.       Co.           Hogue A 04 El Toro OIL  4.67188                          3.50390

Steamboat LA  Bell City
              East      Apache Corp   Derouen Lee        GAS                                   0.12228 0.42328 0.19753 0.19753

                                     TABLE D
                     GROSS AND NET PRODUCTIVE AND GAS WELLS
                               AS OF JUNE 30, 1995


                                                   PRODUCTIVE OIL WELLS(1)         PRODUCTIVE GAS WELLS(1)
                                                ---------------------------    -----------------------------
                                                       NET WORKING                  NET WORKING        NET
PARTNERSHIP                                      GROSS    INTEREST  ROYALTY     GROSS    INTEREST    ROYALTY
                                                WELLS(2)   WELLS      WELLS    WELLS(2)    WELLS      WELLS

Enex Oil & Gas Income Program II-1, L.P. ....        2      0.094      --       12          0.021    0.204
Enex Oil  & Gas Income Program II-2,L.P .....        0      0.000      --       11            --     0.180
Enex Oil & Gas Income Program II-3,L.P ......       16      0.518      --       11          0.128    0.116
Enex Oil & Gas Income Program II-4, L.P. ....       16      0.625      --       28          0.121    0.960

                                                ======    =======   ======    =====     =========   ======
TOTAL .......................................       18      1.237      --       24          0.270    1.460
                                                ======    =======   ======    =====     =========   ======

(1) Productive wells are producing wells and wells capable of production, including shut-in wells. A gross well is a well in which an interest is held. The number of gross wells is the total number of wells in which an interest is owned. A net working interest (W.I.) well is deemed to exist when the sum of the fractional ownership interests in gross W.I. wells, equals one. The number of net W.I. wells is the sum of the fractional interests owned in gross W.I. wells, expressed as whole numbers and fractions thereof. A net royalty well is deemed to exist when the sum of gross royalty wells equals one. The number of net royalty wells is the sum of the frational interests owned in gross royalty wells, expressed as whole numbers and fractions thereof.

(2) Totals for gross wells have been reduced to adjust for ownership by more than one Partnership.

                                                GROSS AND NET PRODUCTIVE ACREAGE
                                                    AND UNDEVELOPED ACREAGE

                                                      DEVELOPED(1)
                                                    WORKING INTEREST              DEVELOPED(1)
                                                        ACREAGE(2)              ROYALTY ACREAGE(2)
                                                    ----------------            ------------------

                                                     GROSS        NET           GROSS      NET
PARTNERSHIP                                          ACRES       ACRES          ACRES     ACRES


Enex Oil & Gas Income Program II-1,L.P ......        720         17.29          3,038      42.06
Enex Oil & Gas Income Program II-2,L.P ......       --              --          3,038      23.84
Enex Oil & Gas Income Program II-3,L.P ......      5,458         63.97          2,958      16.78
Enex Oil & Gas Incoem Program II-4,L.P ......      5,458         66.62          2,958      13.51

                                                  ======        ======         =======    ======
TOTAL .......................................      6,178        147.88          3,038      96.19
                                                  ======        ======         =======    ======




(1) Totals for gross acres have been reduced to adjust for ownership by more than one Partnership.

(2) Developed acres are acres spaced or assigned to productive wells.

(3) A gross acre is an acre in which an interest is owned. The number of gross acres is the total number of acres in which such interest is owned. A net working interest acre is deemed to exist when the sum of fractional ownership of working interests owned in gross acres equals one. The number of net working interest acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. A net royalty acre is deemed to exist when the sum of fractional ownership of royalty interests owned in gross acres equals one. The number of net royalty acres is the sum of fractional royalty interests owned in gross acres expressed as whole numbers and fractions thereof.

(4) The Partnerships have no undeveloped acreage.

                                    TABLE E
                                    -------
                       General and Administrative Charges
                       ----------------------------------



Enex Oil &                 Six Months Ended
Gas Income      1994         June 30, 1995   1995 Estimated   1996 Estimated
           --------------- ---------------- -----------------  --------------
Program      Direct  Total   Direct  Total   Direct   Total    Direct  Total
             Costs           Costs           Costs             Costs
-------    -------- -----  --------- ------ ------    -----    ------  ------
               (1)             (1)             (1)              (1)

II - 1, LP   $6,332  $20,677   --   $ 6,731  $6,332  $19,794  $6,965  $20,427

II - 2, LP   $7,044  $17,964   --   $ 5,526  $7,044  $18,096  $7,748  $18,800

II - 3, LP   $7,650  $24,841   --   $ 8,255  $7,650  $24,160  $8,415  $24,925

II - 4, LP   $6,559  $23,897   --   $ 7,740  $6,559  $22,039  $7,215  $22,695

  (1) Direct costs consist of tax preparation, audit and Securities Exchange Commission filing fees.

---------------------------

ENEX
---------------------------





                    ENEX OIL & GAS INCOME PROGRAM II-4 L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339


                  PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS
                                   TO BE HELD
                                December 30, 1995


     The undersigned hereby appoints GERALD B. ECKLEY, WILLIAM C. HOOPER, JR. and ROBERT E. DENSFORD, and each or any of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all interests of Enex Oil & Gas Income Program II-4, L.P., held of record by the undersigned on November 24, 1995, at the Special Meeting of Limited Partners to be held on December 30, 1995, and any adjournments thereof, hereby revoking all previous proxies, with all powers the undersigned would possess if present, on all matters mentioned in the Notice of Special Meeting dated November 29, 1995, as follows:

                  INSTRUCTIONS:  MARK ONLY ONE BOX FOR EACH NUMBERED MATTER

        (1) To dissolve and liquidate Enex Oil & Gas Income Program II-4, L.P., a Texas limited partnership.

           [  ] FOR            [  ]  AGAINST                [  ]  ABSTAIN

        (2) In their discretion, to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

        Please mark, date, sign and return this Proxy promptly, using the enclosed envelope.


                              Dated                                     , 1995
                                    -------------------------------------
                                           Month              Day

                                           Signature



                                           Signature
                                           Please sign exactly as name appears
                                           hereon, indicating official position
                                           or representative capacity, if any.

                                    I plan to attend the meeting.

                                        Yes  [  ]      No  [  ]

                 THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                                OF THE PARTNERSHIP





                                       24